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                                                                 EXHIBIT 10(xiv)

                                    FORM OF
                              CONTINUING GUARANTY

     For value received and specifically in consideration of the benefits the shareholders of Daisy Manufacturing Company (collectively, the "Guarantors" and each a "Guarantor") expect to receive as a result of the initial public offering of the capital stock of Brass Eagle Inc. ("Brass Eagle"), the Guarantors do hereby severally and separately according to their pro rata ownership of the outstanding common stock of Daisy Manufacturing Company ("Daisy"), and not jointly and severally, agree for themselves, their heirs, successors, executors, and administrators with and unto Brass Eagle as follows:

     1. Guarantee of Payment. In order to provide additional security for the
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        performance of all of Daisy's obligations pursuant to that certain
        Assignment, Assumption and Indemnification Agreement by and between Daisy, as Assignee/Indemnifying Party, and Brass Eagle, as Assignor/Indemnified Party, dated _______________, 1997 (the "Indemnification Agreement"), Guarantors, separately and severally, hereby unconditionally guarantee the payment of Daisy's obligations pursuant to the Indemnification Agreement for up to Five Million Dollars ($5,000,000) for two years following the spin-off of the Daisy common stock to the Guarantors from Brass Eagle (the "Spin-Off") and up to Three Million Dollars ($3,000,000) for the following two years. The obligation of each Guarantor as to any claim for indemnification is limited to the Guarantor's pro rata ownership of the outstanding Daisy common stock as of the Effective Date hereof.

     2. Termination of Guaranty. This guaranty by the Guarantors will expire
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        upon the earlier of (a) four years from the date of the Spin-Off or (b)
        the date one of the nation's six largest independent accounting firms renders a determination that Daisy alone may satisfy its obligations under the Indemnification Agreement; provided, however, the obligations of the Guarantors shall survive such termination with respect to claims made prior to the fourth anniversary of the Effective Date.

     3. Waivers of Notice and Additional Authority. The Guarantors waive notice
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        to them or any of them of any default by Daisy upon its obligations under the Indemnification Agreement. Brass Eagle shall not be permitted to recover under this Guaranty with respect to any claim until thirty
        (30) days after Brass Eagle shall have submitted a Claim Notice to Daisy (as defined in the Indemnification Agreement) with respect to such claim. Brass Eagle may, without notice to Guarantors, deal with Daisy from time to time with respect to the Indemnification Agreement in any manner whatsoever, and Guarantors hereby specifically waive each and every defense predicated upon such dealing except the defense of actual payment in cash on the obligation.
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     4. Waiver of Acceptance. The Guarantors further waive notice of the
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        acceptance of this Guaranty by Brass Eagle and further waive presentment, demand, notice of nonpayment and protest of any or all obligations under the Indemnification Agreement.

     5. Binding Effect of Agreement. In the event of the death of any one of the
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        undersigned, the obligations herein of each of the undersigned are independent and several and shall be binding upon their respective heirs, personal representatives, and estates. The failure of any person to sign this Guaranty and indemnity shall not affect the liability hereunder of any signer hereof. The death or release from liability hereunder of any of the undersigned shall not relieve the others from liability hereunder.

     6. Governing Law. The substantive law of the State of Arkansas shall govern
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        this Agreement and the rights and obligations of the parties.

     7. Effective Date.  This Guaranty shall be effective as of the date of the
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        Spin-Off.

     8. Continuing Guaranty. This instrument shall be deemed to be a continuing
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        guaranty and Brass Eagle shall be entitled to enforce its rights hereunder in one or multiple actions, and subject to the dollar limitations and termination provisions hereof, no prior action or recovery by Brass Eagle hereunder shall preclude or affect any subsequent action or recovery.

     IN WITNESS WHEREOF, the undersigned Guarantors have hereunto set their hand and seals as of the dates set opposite their respective names.

                                  GUARANTORS:



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     Guarantor                                    Guarantor
     Date:_______ 1997                            Date:_______ 1997



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     Guarantor                                    Guarantor
     Date:_______ 1997                            Date:_______ 1997



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     Guarantor                                    Guarantor
     Date:_______ 1997                            Date:_______ 1997